INTEGRITY FUND SERVICES, LLC

TRANSFER AGENCY AGREEMENT ADDENDUM

ADDENDUM, effective commencing on May 1, 2023 to the Transfer Agency Agreement dated July 31, 2009 and, as amended from time to time, between Integrity Fund Services, LLC (the "Transfer Agent") and The Integrity Funds (each a "Fund" or collectively, the "Funds").

            The current Transfer Agency Agreement is hereby further amended to provide for the addition of the new Integrity Dividend Summit Fund to the current line of Funds offered by The Integrity Funds.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of May 1, 2023.

                                                                  THE INTEGRITY FUNDS

                                                                  By: Shannon D. Radke

                                                                          Shannon D. Radke - President

                                                                  INTEGRITY FUND SERVICES, LLC

                                                                  By: /s/ Shannon D. Radke

                                                                          Shannon D. Radke - President